Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of July 7, 2006 among CRC Health Corporation, a Delaware corporation (the “Company”), the Guarantors (the “Guarantors”) listed on the signature pages to the Indenture (as defined below), CRC Health Tennessee, Inc., CRC Health Oregon, Inc. and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 6, 2006 (the “Indenture”), providing for the issuance of $200 million aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, the Company and Guarantors propose to amend and supplement the Indenture to join CRC Health Tennessee, Inc., a Tennessee corporation (“CRC Tennessee”) and CRC Health Oregon, Inc., an Oregon corporation (“CRC Oregon” and collectively with CRC Tennessee, the “New Guarantors”), each an indirect subsidiary of the Company, as parties to the Indenture as Guarantors thereunder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may amend, waive or supplement the Indenture, the Notes or the Guarantees (as defined in the Indenture) without the consent of any Holders (as defined in the Indenture) to make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

WHEREAS, the Company, each Guarantor and each New Guarantor have been authorized by their respective board of directors, partners, or general partners, as applicable, to enter into this First Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, certificates of formation, partnership agreements, limited partnership agreements, by-laws and other organizational documents of the Company, each Guarantor and each New Guarantor to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this First Supplemental Indenture;

NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join the New Guarantors to the Indenture pursuant to Section 8.01 of the Indenture, the Company, the New Guarantors and the Guarantors agree with the Trustee as follows:

ARTICLE I

Amendment of Indenture

1.1. Amendment of Indenture. As of the date hereof, this First Supplemental Indenture amends the Indenture by joining each New Guarantor as a party to the Indenture, each as a Guarantor thereunder.

1.2. Execution and Delivery of Note Guarantee. Upon the effectiveness of this First Supplemental Indenture, each New Guarantor agrees that a notation of its Guarantee substantially in the form attached as Exhibit G to the Indenture, will be endorsed by a duly authorized officer of CRC Tennessee and CRC Oregon, as applicable, on each Note authenticated and delivered by the Trustee under the Indenture.

ARTICLE II

Miscellaneous Provisions

2.1. Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

2.2. Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

2.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.4. Counterparts. This First Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

2.6. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

2.7. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

2.8. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

2.9. Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the undersigned have executed this First Supplemental Indenture this 7th day of July, 2006.

CRC HEALTH CORPORATION

By:	/s/ Kevin Hogge
	Name:	Kevin Hogge
	Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

CORPORATE SUBSIDIARIES:

4therapy.com NETWORK

ADVANCED TREATMENT SYSTEMS, INC.

ATS OF CECIL COUNTY, INC.

ATS OF DELAWARE, INC.

ATS OF NORTH CAROLINA, INC.

BATON ROUGE TREATMENT CENTER, INC.

BECKLEY TREATMENT CENTER, INC.

BGI OF BRANDYWINE, INC.

BOWLING GREEN INN OF PENSACOLA, INC.

BOWLING GREEN INN OF SOUTH DAKOTA, INC.

CAPS OF VIRGINIA, INC.

CARTERSVILLE CENTER, INC.

CHARLESTON TREATMENT CENTER INC.

CLARKSBURG TREATMENT CENTER, INC.

COMPREHENSIVE ADDICTION PROGRAMS, INC.

CORAL HEALTH SERVICES, INC.

CRC ED TREATMENT, INC.

CRC HEALTH OREGON, INC.

CRC HEALTH TENNESSEE, INC.

CRC RECOVERY, INC.

EAST INDIANA TREATMENT CENTER, INC.

EVANSVILLE TREATMENT CENTER INC.

GALAX TREATMENT CENTER, INC.

GREENBRIER TREATMENT CENTER, INC.

HUNTINGTON TREATMENT CENTER, INC.

INDIANAPOLIS TREATMENT CENTER, INC.

JAYCO ADMINISTRATION, INC.

JEFF-GRAND MANAGEMENT CO., INC.

KANSAS CITY TREATMENT CENTER, INC.

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

MINERAL COUNTY TREATMENT CENTER, INC.

MWB ASSOCIATES-MASSACHUSETTS, INC.

NATIONAL SPECIALTY CLINICS, INC.

NSC ACQUISITION CORP.

PARKERSBURG TREATMENT CENTER, INC.

RICHMOND TREATMENT CENTER, INC.

SAN DIEGO HEALTH ALLIANCE

SHELTERED LIVING INCORPORATED

SIERRA TUCSON INC.

SOUTHERN INDIANA TREATMENT CENTER INC.

SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC.

SOUTHWEST ILLINOIS TREATMENT CENTER, INC.

STONEHEDGE CONVALESCENT CENTER, INC.

TRANSCULTURAL HEALTH DEVELOPMENT, INC.

TREATMENT ASSOCIATES, INC.

VIRGINIA TREATMENT CENTER, INC.

VOLUNTEER TREATMENT CENTER, INC.

WCHS OF COLORADO (G), INC.

WCHS, INC.

WHEELING TREATMENT CENTER, INC.

WHITE DEER REALTY, LTD.

WHITE DEER RUN, INC.

WICHITA TREATMENT CENTER INC.

WILLIAMSON TREATMENT CENTER, INC.

WILMINGTON TREATMENT CENTER, INC.

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

SAN DIEGO TREATMENT SERVICES

By: Jayco Administration, Inc.
Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

By: Treatment Associates, Inc.
Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

CALIFORNIA TREATMENT SERVICES

By: Jayco Administration, Inc. Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

By: Treatment Associates, Inc. Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

MILWAUKEE HEALTH SERVICES SYSTEM

By: WCHS, Inc. Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

By: Coral Health Services, Inc. Its: Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE CAMP RECOVERY CENTERS, L.P.

By: CRC Recovery, Inc. Its: General Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

By: CRC Health Corporation Its: Limited Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

STONEHEDGE CONVALESCENT CENTER LIMITED PARTNERSHIP

By: Stonehedge Convalescent Center, Inc. Its: General Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

By: Comprehensive Addiction Programs, Inc. Its: Limited Partner

/s/ Kevin Hogge
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[Signature Page to First Supplemental Indenture]